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                                                                    EXHIBIT 4.27

                                                                  Execution Copy

                                 AMENDMENT NO. 3

                                       TO

                      LEASE RECEIVABLES TRANSFER AGREEMENT

          AMENDMENT NO. 3 to LEASE RECEIVABLES TRANSFER AGREEMENT ("Amendment")
                                                                    ---------
dated as of October 17, 2001 among Steelcase Financial Services Inc., as Transferor and Servicer (the "Company"), Corporate Asset Funding Company, Inc., as Conduit Transferee (the "Conduit Transferee"), the financial institutions from time to time party thereto (individually, a "Committed Transferee" and collectively, the "Committed Transferees") and Citicorp North America, Inc., as Agent (in such capacity, the "Agent"). Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Lease Receivables Transfer Agreement (as defined below).

          Preliminary Statements. (1) The Company, the Conduit Transferee, the
          ----------------------
Committed Transferees and the Agent are parties to a Lease Receivables Transfer Agreement dated as of October 20, 1999 (as amended, the "Lease Receivables
                                                         -----------------
Transfer Agreement"); and
------------------

          (2) The Company, the Conduit Transferee, the Committed Transferees and the Agent desire to further amend the Lease Receivables Transfer Agreement.

          NOW, THEREFORE, the parties agree as follows:

          SECTION 1. Amendment to the Lease Receivables Transfer Agreement. Upon
                     -----------------------------------------------------
the satisfaction of the conditions precedent set forth in Section 2 below, the Lease Receivables Transfer Agreement is hereby amended, effective as of the date first above written, as follows:

          1.01 The defined term "Eligible Lease Receivable" contained in Section
                                 -------------------------
1.01 of the Lease Receivables Transfer Agreement is hereby amended to delete the word "equal" contained in the first line of subparagrah (iv) thereof.

          1.02 The defined term "Facility Limit" contained in Section 1.01 of
                                 --------------
the Lease Receivables Transfer Agreement is hereby amended to delete the reference to "$350,000,000" contained in the first line thereof and to substitute a reference to "$300,000,000" therefor.

          1.03 The defined term "Specified Termination Date" contained in
                                 --------------------------
Section 1.01 of the Lease Receivables Transfer Agreement is hereby amended to delete the reference to "October 17, 2001" (which date was amended by Amendment No. 2 dated November 17, 2000) contained therein and to substitute a reference to "October 16, 2002" therefor.

          1.04 Section 5.01(g) of the Lease Receivables Transfer Agreement is hereby amended to add the following clause (iv) therefor:




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               "and (iv) having an aggregate notional amoritization schedule reasonably acceptable to the Agent which reflects anticipated periodic reductions in the aggregate unpaid Installment Payments under the Lease Receivables included in Pledged Assets at such time.

          SECTION 2. Conditions Precedent. This Amendment shall become effective
                     --------------------
and be deemed effective as of the date first above written when the parties hereto shall have duly executed copies of this Amendment.

          SECTION 3. Representations and Warranties. Each of the parties hereto
                     ------------------------------
represents that this Amendment has been duly authorized, executed and delivered by it pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such party.

          SECTION 4. Confirmation of Lease Receivables Transfer Agreement.
                     ----------------------------------------------------
Except as herein expressly amended, the Lease Receivables Transfer Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Lease Receivables Transfer Agreement to "this Agreement" shall mean the Lease Receivables Transfer Agreement as amended by this Amendment, and as hereinafter amended or restated.

          SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
                     -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS).

          SECTION 6. Execution in Counterparts. This Amendment may be executed
                     -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        STEELCASE FINANCIAL SERVICES INC., as
                                        Transferor and Servicer



                                        By  /s/ S / T. S.
                                           ----------------------------------
                                           Name: Thomas P. Sullivan
                                           Title: Vice President and CFO



                                        CITICORP NORTH AMERICA, INC., as Agent



                                        By    /s/ David Donofrio
                                           ----------------------------------
                                                 Vice President


                                        CORPORATE ASSET FUNDING COMPANY,
                                        INC., as Conduit Transferee

                                        By:  Citicorp North America, Inc.,
                                                 as Attorney-in-Fact



                                        By    /s/ David Donofrio
                                           -----------------------------------
                                                 Vice President


Commitment: $300,000,000
----------

                                        CITIBANK, N.A.,
                                        as a Committed Transferee



                                        By    /s/ David Donofrio
                                           -----------------------------------
                                                 Attorney-In-Fact

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